EXHIBIT 10.53

GOVERNANCE AGREEMENT

This GOVERNANCE AGREEMENT (this “Agreement”) is made as of February 12, 2008 (the “Effective Date”), by and among U.S. Energy Systems, Inc., a Delaware corporation (the “Company”), US Energy Overseas Investments LLC, a Delaware limited liability company (“USE Overseas”), and GBGH, LLC, a Delaware limited liability company (“GBGH”; together with USE Overseas and the Company, the “Companies”), Nakash Energy LLC, a Delaware limited liability company (“Nakash Energy”), Richard J. Augustine, in his capacity as a Class 1 Director of the Company, Joseph P. Reynolds, in his capacity as a Class 2 Director of the Company (Messrs. Augustine and Reynolds being collectively referred to as the “Management Directors”), Bruce Levy, in his capacity as a nominee to be a Class 1 Director of the Company, Bernard J. Zahren, in his capacity as a Class 2 Director of the Company, Michael T. Novosel, in his capacity as a nominee to be a Class 3 Director of the Company (Messrs. Levy, Zahren and Novosel being collectively referred to as the “Incumbent Directors”), Emzon Shung, in his capacity as a nominee to be a Class 1 Director of the Company, Robert Spiegelman, in his capacity as a nominee to be Class 2 Director of the Company, and Salvatore Nobile, in his capacity as a nominee to be a Class 3 Director of the Company (Messrs. Shung, Spiegelman and Nobile being collectively referred to as the “Nakash Directors”). Each of the Companies, Nakash Energy, each Management Director, each Incumbent Director and each Nakash Director are referred to herein individually as a “Party” and collectively as the “Parties”. The Companies and Nakash Energy are referred to herein individually as a “Corporate Party” and collectively as the “Corporate Parties”. The Incumbent Directors and the Nakash Directors are referred to herein individually as a “Director Party” and collectively as the “Director Parties”.

RECITALS

WHEREAS, Nakash Energy, together with its “affiliates” (within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (“Affiliates”)), owns approximately 17.4 percent of the outstanding shares of common stock of the Company and is the largest single shareholder of the Company; and

WHEREAS, on January 9, 2008, the Companies filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), jointly administered under Chapter 11 Case No. 08-10054 (RDD) (the “Chapter 11 Cases”); and

WHEREAS, Asher E. Fogel, former Chairman of the Board and Chief Executive Officer of the Company (“Mr. Fogel”), and Nakash Energy each have instituted separate proceedings in the Court of Chancery of the State of Delaware (the “Chancery Court”) seeking, among other things, to convene, in the case of Mr. Fogel, a special meeting of stockholders of the Company, and in the case of Nakash Energy, an annual meeting of stockholders of the Company; and

WHEREAS, the Company has instituted proceedings in the Bankruptcy Court seeking to enjoin the special meeting of stockholders ordered by the Chancery Court and to enjoin the proceedings brought by Mr. Fogel and by Nakash Energy in the Chancery Court, and Nakash Energy has petitioned the Office of the United States Trustee to appoint an official committee of equity securityholders in the Chapter 11 Cases; and

WHEREAS, the disputes regarding corporate governance are diverting management time and the Company’s resources from the urgent requirement to effect the reorganization of the Companies in the Chapter 11 Case and the management of the businesses and assets of the Companies; and

WHEREAS, the Companies and Nakash Energy agree that it would be in the best interests of the Company and all of its stockholders for the Nakash Directors, who have been nominated by Nakash Energy, to participate in the deliberations and decisions of the Board of Directors of the Company; and

WHEREAS, the Companies and Nakash Energy further agree that the Company should convene an annual meeting of stockholders as soon as practicable following (i) confirmation and substantial consummation of Chapter 11 plans for the Companies and (ii) the filing by the Company of its Annual Report on Form 10-K for the year ended December 31, 2007 with the Securities and Exchange Commission (“SEC”), including financial statements required by SEC regulations, with all directorships eligible for election to their respective terms at such annual meeting; and

WHEREAS, the Parties acknowledge and agree that Nakash Energy has made a substantial contribution to the Chapter 11 Cases in connection with this Agreement and related matters; and

WHEREAS, the Companies and Nakash Energy agree that as soon as practicable following the Effective Date, the Companies shall file a motion with the Bankruptcy Court in the Chapter 11 Cases for entry of an order (the “Approval Order”) approving the Companies’ entry into and performance of their respective obligations under this Agreement, the withdrawal by Nakash Energy of any pending litigation and forbearance from further litigation in the Chancery Court to compel the Company to convene a meeting of stockholders, and enjoining any other pending or future litigation in the Chancery Court for such purpose, with the date the Bankruptcy Court enters the Approval Order defined herein as the “Implementation Date”; and

WHEREAS, the Parties agree that further actions to implement the purposes of this Agreement shall be taken if the Implementation Date does not occur on or before February 25, 2008, or such later date as the Corporate Parties may agree in writing (the “Implementation Deadline”);

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of the Parties hereby acknowledge, the Parties hereby agree as follows:

1.	Settlement of Proceedings.

(a)	Standstill of Litigation Between Corporate Parties. The Corporate Parties agree that until the earlier to occur of (i) the Implementation Date or (ii) the Implementation Deadline, no further action will be taken in either of the following proceedings:

(i)	Nakash Energy LLC v. U.S. Energy Systems, Inc. (Civil Action No. 3487), in the Chancery Court (the “Nakash Energy Chancery Litigation”); and

(ii)	U.S. Energy Systems, Inc. v. Asher E. Fogel and Nakash Energy LLC (Adv. Proc. No. 08-01043 (RDD), in the Bankruptcy Court (the “USEY Adversary Proceeding”).

(b)

No Additional Proceedings. The Parties agree until the earlier to occur of (i) the Implementation Date or (ii) the Implementation Deadline, other than commencing any proceeding to enforce this Agreement following a failure by a Party to perform its obligations under this Agreement, (i) no other litigation, arbitration or other proceeding actions will be instituted by any Party or by any of its Affiliates in the Bankruptcy Court,

the Chancery Court or any other forum and (ii) Nakash Energy shall request that the Office of the United States Trustee continue to forbear from appointing an official committee of equity securityholders in the Chapter 11 Cases.

(c)	Settlement Negotiations with Mr. Fogel. The Company is engaging in good faith negotiations with Mr. Fogel with a view to achieving a settlement of the action in the Chancery Court, Asher E. Fogel v. U.S. Energy Systems, Inc. et al (Civil Action No. 3271-CC) (the “Fogel Chancery Litigation”), and of an arbitration proceeding relating to the Company’s termination of Mr. Fogel’s employment (the “Fogel Employment Arbitration”). The Board of Directors shall not take up for consideration the approval of any such settlement unless and until the Nakash Directors have been elected to the Board of Directors as set forth in subsection 2(c) of this Agreement.

(d)	Actions by Corporate Parties if Implementation Date Occurs. On or immediately after the Implementation Date occurs:

(i)	Nakash Energy and the Company shall file a stipulation to dismiss voluntarily the Nakash Energy Chancery Litigation without prejudice;

(ii)	Nakash Energy shall file a petition with the Office of the United States Trustee to withdraw voluntarily its request for the appointment of an official committee of equity securityholders in the Chapter 11 Cases; and

(iii)	The Companies shall file a motion to dismiss Nakash Energy from the USEY Adversary Proceeding without prejudice.

(e)	No Objection in Chapter 11 Cases. Whether or not the Implementation Date occurs, and subject to the election of the Nakash Directors as set forth in subsection 2(c), Nakash Energy agrees not to object in the Chapter 11 Cases to:

(i)	the retention by the Company of Eckert, Seamans, Cherin & Mellott, LLC as Delaware counsel to the Company; and

(ii)	the appointment of Jefferies & Company, on an interim basis, as financial adviser to the Company.

2.	Board of Directors.

(a)	Resignation of Directors. The Company represents that prior to the Effective Date, Jacob Feinstein and Ronny Strauss have resigned as Directors of the Company.

(b)	Election of Incumbent Directors and Resignations of Management Directors. Concurrently with the execution and delivery of this Agreement, the Board of Directors of the Company, composed of Bernard J. Zahren and the Management Directors, shall elect:

(i)	Bruce Levy as a Class 1 Director, to fill the vacancy occasioned by the resignation of Mr. Strauss; and

(ii)	Michael T. Novosel as a Class 3 Director, to fill the vacancy occasioned by the resignation of Mr. Feinstein.

After the election of Messrs. Levy and Novosel, the Management Directors shall immediately resign as Directors of the Company

Messrs. Feinstein, Strauss, Augustine and Reynolds, together with Mr. Robert A. Schneider, who resigned as a Director of the Company on January 20, 2008, shall each be hereinafter referred to as a “Retiring Director” and collectively as the “Retiring Directors”.

(c)	Election of Nakash Directors. Concurrently with the execution and delivery of this Agreement and immediately following the resignation of the Management Directors, the Board of Directors of the Company, composed of the Incumbent Directors, shall elect:

(i)	Emzon Shung as a Class 1 Director, to fill the vacancy occasioned by the resignation of Mr. Augustine;

(ii)	Robert Spiegelman as a Class 2 Director, to fill the vacancy occasioned by the resignation of Mr. Reynolds; and

(iii)	Salvatore Nobile as a Class 3 Director, to fill the vacancy occasioned by the resignation of Carl W. Greene in December 2006.

(d)	Term of Directors. The Parties agree that, notwithstanding any provision of the Certificate of Incorporation or By-Laws of the Company to the contrary, the term of each Incumbent Director and of each Nakash Director shall expire at the next annual meeting of stockholders consistent with section 223(c) of the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”). The Parties further agree that the agenda for the next annual meeting of stockholders, consistent with Article Seventh of the Certificate of Incorporation, shall provide, among other things:

(i)	each nominee to be a Class 2 Director shall, if elected, hold office until the annual meeting of stockholders in 2009, or until his successor is duly elected and qualified or his earlier death, retirement, resignation, disqualification, or removal from office;

(ii)	each nominee to be a Class 3 Director shall, if elected, hold office until the annual meeting of stockholders in 2010, or until his successor is duly elected and qualified or his earlier death, retirement, resignation, disqualification, or removal from office;

(iii)	each nominee to be a Class 1 Director shall, if elected, hold office until the annual meeting of stockholders in 2011, or until his successor is duly elected and qualified or his earlier death, retirement, resignation, disqualification, or removal from office.

Notwithstanding the foregoing, the Parties agree that after the confirmation and substantial consummation of Chapter 11 plans for each of the Companies in the Chapter 11 Cases, the Board of Directors may, by majority vote of the full Board as specified in Article Seventh, Part D of the Certificate of Incorporation of the Company, amend or repeal the provisions of Article Seventh to modify or eliminate the classification of the Board of Directors and provide, among other things, that all Directors shall be elected annually, in each case consistent with the requirements of the Delaware Corporation Law.

(e)

Chairman of the Board of Directors. Upon the resignation of Mr. Feinstein, the Board of Directors shall not elect a successor as Chairman of the Board. After the Nakash Directors have been elected to the Board of Directors, the Board of Directors may choose to elect, or not to elect, a new Chairman of the Board or Co-Chairmen of the Board. Notwithstanding any provision of the By-Laws of the Company to the contrary, neither the Chairman of the Board nor any Co-Chairman of the Board need be an officer or an employee of the Company. If the Board of Directors chooses to elect a Chairman of the Board or Co-Chairmen of the Board, such individual or individuals shall be entitled to exercise such powers as may be delegated under the By-Laws, as the same may be amended from time to time.

(f)	Composition of the Board of Directors.

(i)	Until the next annual meeting of stockholders, the Parties agree that the number of Directors which shall constitute the Board of Directors shall be six, unless changed by vote of the Board of Directors as specified in subsection 2(f)(iv).

(ii)	Upon the retirement, resignation, disqualification, removal or death of any Incumbent Director, the remaining Incumbent Directors shall have the right, or if there are no Incumbent Directors remaining to nominate candidates, the management of the Company shall have the right, to nominate a candidate, duly qualified to serve as a Director as specified by the By-Laws of the Company, to fill such vacancy, and each Nakash Director agrees to elect such nominee of the Incumbent Directors (or of management of the Company) to fill such vacancy, whereupon the newly-elected Director shall become an Incumbent Director for purposes of this Agreement.

(iii)	Upon the retirement, resignation, disqualification, removal or death of any Nakash Director, Nakash Energy shall have the right to nominate a candidate, duly qualified to serve as a Director as specified by the By-Laws of the Company, to fill such vacancy, and each remaining Director Party agrees to elect such nominee of Nakash Energy to fill such vacancy, whereupon the newly-elected Director shall become a Nakash Director for purposes of this Agreement.

(iv)	After the Nakash Directors have been elected to the Board of Directors, the Board of Directors may choose to increase the number of Directors consistent with the By-Laws; provided, however, the Parties agree that, notwithstanding any provision of the By-Laws to the contrary, (x) the affirmative vote of at least five out of the six Directors shall be required to increase the number of Directors from six to seven or eight, (y) the affirmative vote of at least six out of the seven Directors shall be required to increase the number of Directors from seven to eight, and (z) the number of Directors shall not exceed eight.

(v)

In the event the number of Directors is increased to eight as set forth in subsection 2(f)(iv), the Incumbent Directors shall nominate one candidate duly qualified to serve as a Director under the By-Laws of the Company and Nakash Energy shall nominate one candidate so duly qualified to serve as a Director, and each Director Party agrees to elect such nominees, whereupon the nominee of the Incumbent Directors shall become an Incumbent Director for purposes of this Agreement, the nominee of Nakash Energy shall become a Nakash Director for purposes of this Agreement, and each nominee shall execute and deliver an instrument to become a Director Party to this Agreement. In the event the number of Directors is increased to seven, the affirmative vote of five out of the six Directors shall be required to select a nominee, who shall be duly qualified to serve as a Director and shall qualify as an “independent director” under the NASDAQ

Marketplace Rules and an “outside director” under section 162(m) of the Internal Revenue Code eligible to serve on the Compensation Committee of the Board of Directors.

(vi)	Each nominee to be elected as a Director under the foregoing provisions of this Section 2(f) shall, as a condition of becoming a Director of the Company, execute and deliver an instrument to become a Director Party to this Agreement under which such newly elected Director agrees to be bound by all of the terms and conditions of this Agreement.

(vii)	At each meeting of the Board of Directors or of any Committee of the Board of Directors, the Incumbent Directors, the Nakash Directors and the Company shall be entitled to invite their respective counsel and other advisers to attend such meetings to render advice, subject to the authority of the Board of Directors or any such Committee to convene in executive session on such matters as it deems necessary or proper, and provided that the fees and expenses of such counsel or other advisers shall be borne by the respective Parties by whom they were engaged.

(g)	Composition of Board Committees. After the Nakash Directors have been elected to the Board of Directors, the membership of each Committee of the Board of Directors shall be considered vacant until the Incumbent Directors and the Nakash Directors designate members of each Committee pursuant to this subsection 2(g). Notwithstanding any provisions of the By-Laws of the Company to the contrary, each Committee of the Board of Directors shall at all times be composed of an equal number of Incumbent Directors and Nakash Directors. Each Director chosen to serve on a Committee shall have the independence and qualifications required by the By-Laws and applicable laws and regulations.

(h)	Governance of Principal Subsidiaries of the Company.

(i)	The Parties agree that the Company shall, on or immediately after the Effective Date, reconstitute the board of directors of U.S. Energy Biogas Corp. (“USE Biogas”) to comprise two directors, notwithstanding any provisions of the By-Laws of USE Biogas to the contrary. One director of USE Biogas shall be nominated by the Incumbent Directors and shall be either an Incumbent Director or an officer of the Company or of USE Biogas, and the Parties agree that the Company shall elect such nominee of the Incumbent Directors to be a director of USE Biogas. Upon the retirement, resignation, disqualification, removal or death of the director of USE Biogas nominated by the Incumbent Directors, the remaining Incumbent Directors shall have the right to nominate a candidate who is either an Incumbent Director or an officer of the Company or of USE Biogas to fill such vacancy, and the Parties agree that the Company shall elect such nominee of the Incumbent Directors to fill such vacancy on the USE Biogas board of directors. The other director of USE Biogas shall be nominated by Nakash Energy and shall be a Nakash Director, and the Parties agree that the Company shall elect such nominee of Nakash Energy to be a director of USE Biogas. Upon the retirement, resignation, disqualification, removal or death of the director of USE Biogas nominated by Nakash Energy, Nakash Energy shall have the right to nominate a candidate who is a Nakash Director to fill such vacancy, and the Parties agree that the Company shall elect such nominee of Nakash Energy to fill such vacancy on the USE Biogas board of directors.

(ii)	The Parties agree that the Company shall, on or immediately after the Effective Date, reconstitute the board of managers of USE Overseas to comprise two managers, notwithstanding any provisions of the limited liability company agreement of USE Overseas to the contrary. One manager of USE Overseas shall be nominated by the Incumbent Directors and shall be either an Incumbent Director or an officer of the Company, and the Parties agree that the Company shall elect such nominee of the Incumbent Directors to be a manager of USE Overseas. Upon the retirement, resignation, disqualification, removal or death of the manager of USE Overseas nominated by the Incumbent Directors, the remaining Incumbent Directors shall have the right to nominate a candidate who is either an Incumbent Director or an officer of the Company to fill such vacancy, and the Parties agree that the Company shall elect such nominee of the Incumbent Directors to fill such vacancy on the USE Overseas board of managers. The other manager of USE Overseas shall be nominated by Nakash Energy and shall be a Nakash Director, and the Parties agree that the Company shall elect such nominee of Nakash Energy to be a manager of USE Overseas. Upon the retirement, resignation, disqualification, removal or death of the manager of USE Overseas nominated by Nakash Energy, Nakash Energy shall have the right to nominate a candidate who is a Nakash Director to fill such vacancy, and the Parties agree that the Company shall elect such nominee of Nakash Energy to fill such vacancy on the USE Overseas board of managers.

(iii)	The Parties agree that the Company shall, on or immediately after the Effective Date, reconstitute the board of directors of GBGH. Two of the USEY Directors that the Company has the right to elect to the board of directors of GBGH under its limited liability company agreement shall be nominated by the Incumbent Directors and in each case shall be either an Incumbent Director or an officer of the Company, and the Parties agree that the Company shall elect such nominees of the Incumbent Directors to be USEY Directors of GBGH. Upon the retirement, resignation, disqualification, removal or death of any USEY Director of GBGH nominated by the Incumbent Directors, the remaining Incumbent Directors shall have the right to nominate a candidate who is either an Incumbent Director or an officer of the Company to fill such vacancy, and the Parties agree that the Company shall elect such nominee of the Incumbent Directors to fill such vacancy as a USEY Director of GBGH The other two USEY Directors that the Company has the right to elect to the board of directors of GBGH shall be nominated by Nakash Energy and in each case shall be a Nakash Director. Upon the retirement, resignation, disqualification, removal or death of any USEY Director of GBGH nominated by Nakash Energy, Nakash Energy shall have the right to nominate a candidate who is a Nakash Director to fill such vacancy, and the Parties agree that the Company shall elect such nominee of Nakash Energy to fill such vacancy as a USEY Director of GBGH.

(iv)	The Parties further agree that the board of directors of USE Biogas, the board of managers of USE Overseas, and the USEY Directors of GBGH shall be directed to act only in accordance with the instructions of the Board of Directors of the Company, and shall be bound by the resolutions set forth in subsection 2(h). Failure to comply will entitle the Company to remove and to replace directors or managers not so complying in accordance with the provisions of this subsection 2(h).

(v)	Each nominee to be elected as a director of USE Biogas, a manager of USE Overseas or a USEY Director of GBGH, as the case may be, under the foregoing provisions of this subsection 2(h) shall, as a condition of becoming such a director or manager, execute and deliver an instrument under which such newly elected director or manager agrees to be bound by all of the terms and conditions of this subsection 2(h).

(i)	Actions Requiring Authorization by Boards. Contemporaneously with the Effective Date, the Board of Directors of the Company and of USE Biogas and the Board of Managers of USE Overseas shall adopt, and the USEY Directors of GBGH shall propose that the Board of Directors of GBGH adopt, resolutions specifying that the following actions require the express authorization of the Board of Directors of the Company, subject in each case to section 303 of the Delaware Corporation Law:

(i)	the sale of any assets of any of the Companies or any of their respective subsidiaries other than in the ordinary course of business;

(ii)	the incurrence of any indebtedness or any other obligation (or any series of related indebtedness or obligations) by any of the Companies or any of their respective subsidiaries in an amount greater than $25,000 (other than intercompany borrowing);

(iii)	any agreement to issue or sell capital stock of any of the Companies or of any of their respective subsidiaries;

(iv)	any restructuring or modification of the capitalization of any of the Companies and their respective subsidiaries, including without limitation indebtedness, or of the business of the Companies and their subsidiaries, other than agreements with the lenders to the Companies and their respective subsidiaries to extend waivers and forbearances from exercising remedies and to use cash collateral;

(v)	any encumbrance of any assets of any of the Companies or any of their respective subsidiaries other than in the ordinary course of business;

(vi)	except as expressly otherwise provided herein, any settlement or compromise of any claims by or against any of the Companies or their respective subsidiaries that are material to the Companies and their subsidiaries taken as a whole or in an amount greater than $50,000;

(vii)	any filing by any of the Companies in the Bankruptcy Court proposing a plan of reorganization or disclosure statement or any other filing by any of the Companies in the Bankruptcy Court proposing an action that requires the express authorization of the Board of Directors of the Company as set forth in this subsection 2(i);

(viii)	the appointment of any officer and the terms of employment of any such officer;

(ix)	except as expressly otherwise provided herein, any retention of professional service firms or consultants and the terms of such retention, other than any engagement not exceeding 60 days at a cost not exceeding $20,000; and

(x)	any amendment or termination of a contract of any of the Companies or any of their respective subsidiaries material to the Companies and their subsidiaries taken as a whole, or any other corporate action material to the Companies and their subsidiaries taken as a whole, whether or not in the ordinary course of business.

The Parties agree that none of the respective Boards shall repeal, amend or otherwise modify these resolutions; provided, however, that the Parties agree that these resolutions may be so repealed, amended or otherwise modified, and the foregoing provisions of this subsection 2(i) may be amended, modified or waived, by resolution of the Board of Directors approved by a majority of the Incumbent Directors and a majority of the Nakash Directors at a duly convened meeting, or by unanimous written consent of all the Directors.

(j)	Resolution of Board Deadlocks. In the event the Board of Directors of the Company cannot take action because it is evenly divided on a proposed action, the Board of Directors may authorize the management of the Company to seek guidance from the Bankruptcy Court to resolve the deadlock, and the Parties agree that all determinations of the Bankruptcy Court in that connection shall be binding.

(k)	No Amendment of By-Laws as to Indemnification. The Parties agree that the Board of Directors shall not repeal, amend or otherwise modify any provisions of the By-Laws of the Company or the Approval Order in respect of indemnification of directors and officers and their right to advancement of expenses, except to the extent that such amendment or modification does not diminish the rights of any indemnitee or as required by law.

(l)	Directors’ and Officers’ Insurance. The Company shall carry and maintain, or cause to be carried and maintained, directors’ and officers’ liability and indemnity insurance coverage that is not less favorable, and in such amounts and with such other terms as are comparable to, insurance policies ELU 095413-06 and ELU 0954410-06, as the same have been renewed for 2007-2008 which are currently carried by the Company, including, without limitation, extension of such coverage for the acts of former directors and officers, including the Retiring Directors, and for service as directors or officers of subsidiaries of the Company.

3.	Meetings of Stockholders.

(a)	Special Meeting of Stockholders. The Corporate Parties agree to use commercially reasonable efforts to continue to obtain the permission of the Chancery Court to adjourn the Special Meeting of Stockholders ordered by the Chancery Court in the Fogel Chancery Litigation until such time as the Company settles the Fogel Chancery Litigation. In the event a settlement is not reached that provides for the cancellation of the Special Meeting of Stockholders, Nakash Energy and the Director Parties, in their capacity as stockholders, agree to support the Company’s request in the USEY Adversary Proceeding for an injunction against the conduct of the Special Meeting. In the event the Bankruptcy Court declines to issue such an injunction, Nakash Energy and the Director Parties, in their capacity as stockholders, agree to vote the shares they own of the Company’s common stock at the Special Meeting of Stockholders and at any adjournment or postponement thereof against removal of any Directors. If no quorum is present at any time the Special Meeting of Stockholders is called to order, Nakash Energy and the Director Parties further agree to vote the shares they own of the Company’s common stock for adjournment of the Special Meeting until the date proposed for adjournment by resolution of the Board of Directors.

(b)

Annual Meeting of Stockholders. The Company and Nakash Energy shall file a stipulation or other pleading dismissing the Nakash Energy Chancery Litigation without prejudice, and the Companies shall file a stipulation or other pleading dismissing Nakash Energy from the USEY Adversary Proceeding without prejudice, in each case on or immediately after the Implementation Date occurs. The Director Parties agree not to convene, and the Corporate

Parties agree not to seek to convene, any special meeting of stockholders. Except as provided in subsection 4(a), the Director Parties further agree not to convene, and the Corporate Parties further agree not to seek to convene, any annual meeting of stockholders until confirmation and substantial consummation of Chapter 11 plans for the Companies in the Chapter 11 Cases (the “Post-Confirmation Annual Meeting”). The Parties further agree that the date for the Post-Confirmation Annual Meeting called by the Company shall not be fixed, and no notice for any such Post-Confirmation Annual Meeting shall be sent to stockholders, until the Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 with the SEC, including the financial statements required by SEC regulations. The Parties also agree that the date fixed by the Board of Directors for the Post-Confirmation Annual Meeting shall permit the Company to comply with SEC regulations for the solicitation of proxies in sending notice of the annual meeting to stockholders.

(c)	No Other Stockholder Action. Each Party agrees that, until the confirmation and substantial consummation of Chapter 11 plans for each of the Companies in the Chapter 11 Cases, neither it nor any of its Affiliates will, except as expressly provided for in this Agreement, (i) seek the removal of any Director, (ii) solicit any consent from or communicate with, or seek to advise or influence, any stockholder to convene a meeting of stockholders or for the approval of any stockholder proposals at any meeting of stockholders, (iii) disclose to other stockholders or the public a plan or intention inconsistent with the foregoing, or (iv) advise, assist, induce or encourage, or enter into any discussions, negotiations, agreements (including voting agreements) or arrangements with, any other person with respect to, or to do, any of the foregoing; provided that nothing in this paragraph shall prohibit communications among each Party and its Affiliates. Each Party agrees that it will be responsible for any breach of this provision by any person or entity it “controls” or is “controlled” by (as such terms are defined by SEC Rule 12b-2); provided, however, that for purposes of this subsection 3(c), none of the Companies shall be deemed an entity controlled by any Party in breach; and provided further that all Parties agree that the nomination by the Incumbent Directors of any Incumbent Director or by Nakash Energy of any Nakash Director does not create or constitute any presumption that such Director Party is an Affiliate of the Party nominating such Director Party.

(d)	Order of the Bankruptcy Court. Notwithstanding the foregoing provisions of this Section 3, the Parties agree that if the Bankruptcy Court or any other court of competent jurisdiction orders the Company or the Directors to convene a meeting of stockholders, any actions taken by the Company or the Directors to convene such a meeting of stockholders in compliance with the order of the Bankruptcy Court or such other court of competent jurisdiction shall not constitute a breach of this Agreement.

4.	Further Actions if Implementation Date Does Not Occur.

(a)

Annual Meeting of Stockholders. If the Bankruptcy Court fails to enter the Approval Order on or before the Implementation Deadline, notwithstanding the provisions of subsection 3(b), the Parties agree that the Board of Directors shall authorize the calling of an annual meeting of stockholders to be held under the provisions of sections 211(c) and 223(c) of the Delaware Corporation Law, to take place as soon as practicable, but in no event later than 20 days after the Implementation Deadline (the “211(c) Annual Meeting”). The Company and Nakash Energy shall file a stipulation in the Nakash Energy Chancery Litigation directing the calling of the 211(c) Annual Meeting. The Parties further agree that the sole purpose of the 211(c) Annual Meeting shall be the election of Directors and no other business shall be proposed by any Party. Nakash Energy and each Director Party hereby agrees, and may enter into a voting agreement to confirm such agreement, in their capacity as stockholders, to vote their respective shares at the

211(c) Annual Meeting and at any adjournment or postponement thereof for the election of each Incumbent Director and each Nakash Director, to serve until the Post-Confirmation Annual Meeting. Nakash Energy and each Director Party further agree to vote their respective shares at the 211(c) Annual Meeting and at any adjournment or postponement thereof against any other proposal except for the election of Directors. Nakash Energy may terminate any voting agreement with respect to the shares of the Company it has entered into with third parties, and shall terminate any such voting agreement (to the extent such agreement allows termination) if it conflicts with the obligations of Nakash Energy under this subsection 4(a).

(b)	Settlement Actions After 211(c) Annual Meeting. If the Incumbent Directors and the Nakash Directors are elected at the 211(c) Annual Meeting, on or immediately after the date on which such election takes place:

(i)	Nakash Energy and the Company shall file a stipulation to dismiss voluntarily the Nakash Energy Chancery Litigation without prejudice;

(ii)	Nakash Energy shall file a petition with the Office of the United States Trustee to withdraw voluntarily its request for the appointment of an official committee of equity securityholders in the Chapter 11 Cases; and

(iii)	The Companies shall file a motion to dismiss Nakash Energy from the USEY Adversary Proceeding without prejudice.

Nothing in this subsection 4(b) shall be construed as requiring any Corporate Party to dismiss proceedings or other actions or to continue standstill arrangements if the Incumbent Directors and the Nakash Directors are not elected as Directors at the 211(c) Annual Meeting.

(c)	Corporate Governance. If the Incumbent Directors and the Nakash Directors are elected at the 211(c) Annual Meeting, on or immediately after the date on which such election takes place, the Parties agree that:

(i)	the By-laws of the Company shall be amended to provide that the election of Directors upon the occurrence of any vacancies and the fixing of the size of the Board of Directors shall be conducted in accordance with subsection 2(f) until the confirmation and substantial consummation of Chapter 11 plans of the Companies in the Chapter 11 Cases; and

(ii)	the Parties shall continue to observe the requirements of subsections 2(d) through 2(l), and agree that the Company, USE Biogas and USE Overseas shall adopt resolutions implementing these provisions and that the USEY Directors of GBGH shall propose the adoption of resolutions implementing these provisions.

(d)	Directors Not Re-elected. Notwithstanding anything in this Agreement to the contrary, if the Incumbent Directors and the Nakash Directors fail to be elected at the 211(c) Annual Meeting, this Agreement shall terminate in all respects.

5.	Termination of Agreement.

(a)	Termination upon Confirmation and Substantial Consummation of Plan of Reorganization. Upon the confirmation and substantial consummation of Chapter 11 plans of the Companies in the Chapter 11 Cases, subject to subsection 5(b) this Agreement may be terminated by either Corporate Party (notwithstanding any provision of this Agreement to the contrary) by written notice with immediate effect without liability on the part of any Party hereto.

(b)	Effect of Termination upon Confirmation and Substantial Consummation of Plan of Reorganization. If this Agreement is terminated under subsection 5(a):

(i)	the provisions of Section 2 shall be of no further force and effect; provided, however, that the provisions of subsections 2(k) (no amendment of by-laws as to indemnification) and 2(l) (directors’ and officers’ insurance) shall remain in full force and effect until date of the election of Directors at the Post-Confirmation Annual Meeting;

(ii)	the provisions of subsection 3(c) (no other stockholder action) shall be of no further force and effect; provided, however, that in the event of any conflict between the continuing obligations of the Parties under subsection

3(b) (annual meeting of stockholders) and the release of obligations under subsection 3(c), the provisions of subsection 3(b) shall control until the election of Directors at the Post-Confirmation Annual Meeting; and

(iii)	except as otherwise expressly set forth in this Agreement or the Confidentiality Agreements referred to in Section 7, all of the rights, privileges and obligations of the parties set forth in this Agreement shall expire and not survive the termination of this Agreement under subsection 5(a).

6.	Representations and Warranties of the Parties. Each Party to this Agreement hereby severally (and not jointly) represents and warrants, as of the Effective Date, that the execution, delivery and performance of this Agreement by such Party, and the consummation by such Party of the transactions contemplated hereby, are within its individual, corporate and company powers, as the case may be, and have been duly authorized by all of its necessary corporate and company action, and the Person executing and delivering this Agreement on such Party’s behalf of it is duly authorized to do so.

7.	Confidentiality Agreements. On or before the Effective Date, the Company and Nakash Energy shall have entered into a Confidentiality Agreement in substantially the form attached hereto as Exhibit A.

8.	Allowance of Substantial Contribution Claim for Nakash Energy. Each of the Companies agrees to prosecute and support, as part of the Approval Order, the allowance of an administrative claim of up to $250,000 to Nakash Energy for having made a substantial contribution to the Chapter 11 Cases.

9.	Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered personally, by hand, by messenger or courier, or by overnight delivery, or shall be sent by electronic means, by facsimile transmission or electronic mail, addressed to a Party at the address of such Party specified on the signature pages to this Agreement (or at such other address as may be specified by a Party by written notice given to all other Parties).

10.	Amendment; Waiver; Jurisdiction of the Bankruptcy Court.

(a)	Amendment or Waiver by the Parties. Except as otherwise expressly provided in this Agreement, no term or provision of this Agreement may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the Party against which the enforcement of the amendment, modification, waiver, discharge or termination is sought. No failure or delay by any Party in exercising any right hereunder shall operate as a waiver or relinquishment of the future performance thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.

(b)	Jurisdiction of the Bankruptcy Court. Notwithstanding any provision of this Agreement to the contrary, the Parties agree and acknowledge that the respective obligations of the Companies under this Agreement are subject to the approval and continuing jurisdiction of the Bankruptcy Court in the Chapter 11 Cases, and that the provisions of this Agreement may be amended, modified, waived, discharged or terminated only by order of the Bankruptcy Court.

11.	Successors and Assigns; Assignability. This Agreement will be binding upon and inures to the benefit of and is enforceable by the respective successors and permitted assigns of the Corporate Parties. This Agreement may not be assigned by any Director Party. Each nominee to be elected as a Director by the Board of Directors pursuant to subsections 2(f)(ii), 2(f)(iii) and 2(f)(v)shall, as a condition of becoming a Director, execute and deliver a written instrument under which such nominee agrees to be bound by the terms and conditions of this Agreement, whereupon such newly elected Director shall become a Director Party to this Agreement. Upon the retirement, resignation, disqualification, removal or death of any Director who has been a Director Party, such Director shall be discharged as a Director Party under this Agreement. Any This Agreement may not be assigned by any Corporate Party hereto without the prior written consent of all other parties hereto. Any assignment or attempted assignment in contravention of this Section will be void ab initio and will not relieve the assigning Party of any obligation under this Agreement.

12.	Governing Law; Jurisdiction and Venue. This Agreement shall be construed in accordance with and governed by the laws of the State Of New York, excluding, to the greatest extent a New York court would permit, any rule of law that would cause the application of the laws of any jurisdiction other than the State Of New York, except that all of the provisions of Section 2 (with the exception of subsections 2(j) and 2(l)) and all of the provisions of Section 3 that relate to convening any meeting of stockholders shall be construed in accordance with and governed by the General Corporation Law of the State of Delaware. The Parties agree that any and all proceedings regarding the meaning and scope of this Agreement, proceedings to enforce this Agreement or any part thereof, and all other matters arising under or in any way relating to the subject matter dealt with in this Agreement shall be initiated, conducted and resolved exclusively in the Bankruptcy Court, and each of the Parties irrevocably consents to the exclusive jurisdiction of, and venue in, the Bankruptcy Court for such purposes.

13.	Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

14.	Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.	Third Party Beneficiaries. Each Party agrees and acknowledges that each Retiring Director is a third party beneficiary of each provision of this Agreement that makes reference to the Retiring Directors.

16.	Nature of Obligations. The duties, obligations and liabilities of each of the Parties are intended to be several and not joint, and no Party shall be jointly or severally liable for the acts, omissions or obligations of another Party. Nothing herein contained shall be construed to create an association, joint venture or partnership, or impose a partnership duty, obligation or liability on or with regard to any of the Parties. No Party shall have the right or authority to bind another party without its express written consent, except as may be expressly provided in this Agreement or other agreements contemplated hereby.

17.	Severability. If any portion or provision of this Agreement is to any extent declared unenforceable by a court of competent jurisdiction, then the Parties agree that the Bankruptcy Court shall reform the provision to the minimum extent necessary to make it enforceable and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

18.	Entire Agreement.

(a)	This Agreement and the documents referred to herein and therein embodies the entire agreement between the Parties and their respective Affiliates relating to the transactions contemplated by this Agreement and the documents referred to herein and therein and supersede all previous agreements between the Parties and their respective Affiliates relating to such transactions.

(b)	Each of the Parties acknowledges on its own behalf and on behalf of each of its Affiliates that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement) and waives all rights and remedies which, but for this section 18, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this section 18 shall limit or exclude any liability for fraud.

19.	Interpretation. The Parties acknowledge that this Agreement shall not be construed for or against any Party on the ground of sole authorship.

IN WITNESS WHEREOF, each Party has executed this Agreement as of the Effective Date.

COMPANY:	U.S. ENERGY SYSTEMS, INC.

Address for Notices:

40 Tower Lane, 1st Floor	By:	/s/ JOSEPH P. REYNOLDS
Avon, Connecticut 06001	Name:	Joseph P. Reynolds
Att’n: Richard J. Augustine, Secretary	Title:	Chief Executive Officer
Fax: (860) 677-6054

USE OVERSEAS:	US ENERGY OVERSEAS INVESTMENTS LLC

Address for Notices:

40 Tower Lane, 1st Floor	By:	/S/ RICHARD J. AUGUSTINE
Avon, Connecticut 06001	Name:	Richard J. Augustine
Att’n: Richard J. Augustine	Title:	Chairman
Fax: (860) 677-6054

GBGH:	GBGH, LLC

Address for Notices:

40 Tower Lane, 1st Floor	By:	/S/ RICHARD J. AUGUSTINE
Avon, Connecticut 06001	Name:	Richard J. Augustine
Att’n: Richard J. Augustine	Title:	Chairman
Fax: (860) 677-6054

NAKASH ENERGY:	NAKASH ENERGY LLC

Address for Notices:

1400 Broadway, 15th Floor	By:	/S/ JOE NAKASH
New York, New York 10018	Name:	Joe Nakash
Att’n: Robert Spiegelman	Title:	Manager
Fax: (212) 840-7311

RICHARD J. AUGUSTINE

Address for Notices:

40 Tower Lane, 1st Floor		/S/ RICHARD J. AUGUSTINE
Avon, Connecticut 06001		Richard J. Augustine
Fax: (860) 677-6054

JOSEPH P. REYNOLDS

Address for Notices:

Knapton Generating Station
East Knapton
Malton, North Yorkshire YO17 8JF		/S/ JOSEPH P. REYNOLDS
England		Joseph P. Reynolds
Fax: (+44)(0) 1944-758-998

BRUCE LEVY

Address for Notices:

715 Folly Hill Road		/S/ BRUCE LEVY
Kennett Square, Pennsylvania 19348		Bruce Levy
Fax: [(860) 677-6054]

BERNARD J. ZAHREN

Address for Notices:

Pond View Corporate Center
76 Batterson Park Road, 3rd Floor	/S/ BERNARD J. ZAHREN
Farmington, Connecticut 06032	Bernard J. Zahren
Fax: (860) 678-6110

MICHAEL T. NOVOSEL

Address for Notices:

15 Highland Green	/S/ MICHAEL T. NOVOSEL
Cromwell, Connecticut 06416	Michael T. Novosel
Fax: (860) 678-6110

EMZON SHUNG

Address for Notices:

JORDACHE ENTERPRISES
1400 Broadway, 15th Floor	/S/ EMZON SHUNG
New York, New York 10018	Emzon Shung
Fax: (212) 840-7311

ROBERT SPIEGELMAN

Address for Notices:

Law Offices of Robert Spiegelman
1400 Broadway, 15th Floor	/S/ ROBERT SPIEGELMAN
New York, New York 10018	Robert Spiegelman
Fax: (212) 840-7311

SALVATORE NOBILE

Address for Notices:

S. Nobile & Co. LLP
135 West 41st Street	/S/ SALVATORE NOBILE
New York, New York 10036	Salvatore Nobile
Fax: (212) 764-0889